UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2014

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36270	32-0414408
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

n/a

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Board of Directors of Santander Consumer USA Holdings Inc. (“SCUSA”) has set May 20, 2015 as the date of its 2015 annual meeting of stockholders.

The 2015 annual meeting is SCUSA’s first annual meeting as a public company. SCUSA has set the close of business on February 20, 2015 as the deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in SCUSA’s proxy materials for the 2015 annual meeting, which SCUSA considers to be a reasonable time before it begins to print and send its proxy materials for the 2015 annual meeting. Stockholders should deliver proposals to the attention of the Secretary at 1601 Elm Street, Suite #800, Dallas, Texas 75201. Any such proposals must satisfy the requirements set forth in Rule 14a-8.

SCUSA has also set the close of business on February 20, 2015 as the deadline for receipt of any stockholder proposals, including nominations of candidates for election as directors, for consideration at the 2015 annual meeting that are submitted pursuant to the advance notice provisions of SCUSA’s amended and restated bylaws. Any such proposals must satisfy the requirements set forth in SCUSA’s amended and restated bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.

Dated: December 18, 2014

	By:	/s/ Jason A. Kulas
	Name:	Jason A. Kulas
	Title:	President and Chief Financial Officer